FOR  IMMEDIATE  RELEASE
The  Investor  Relations  Group
Investor  Contact:
John  Nesbett/Dian  Griesel
Media  Contact:
Mike  Graff
(212)  825-3210


                   SPACEDEV AND STARSYS SIGN MERGER AGREEMENT

MERGER WILL BRING MECHANICAL SYSTEMS CAPABILITIES TO SPACEDEV'S INDUSTRY-LEADING
          EXPERIENCE IN MICRO-SATELLITES AND AFFORDABLE ACCESS TO SPACE


     POWAY, CA - OCTOBER 26, 2005--SPACEDEV, INC. (OTCBB: SPDV) and Starsys Research Corporation have entered into an Agreement and Plan of Merger and Reorganization.

Starsys has approximately 130 employees. Starsys designs, engineers and manufactures mechanical systems, structures, and mechanisms that open, close, release, and move components on spacecraft, including motion-control actuators, cover systems, deployment systems, and separation systems. Starsys components have flown on over 200 missions including the Mars Rover missions, Cassini, and Deep Impact with 100% operational success. Starsys quality is exemplified by the Mars Rover missions; Starsys provided 25 mechanisms for each rover controlling movement including cameras and science experiments to the drive mechanisms that allow the rovers to roam the Martian surface. All of these mechanisms have functioned beyond their design life; enabling earthbound scientists to explore the red planet.

SpaceDev, with approximately 50 employees, designs, manufactures, markets, and operates sophisticated micro- and nano-satellites, along with hybrid rocket propulsion systems for potential sub-orbital and orbital launch and transport systems, including prospective missions for cargo and safe human space flight. SpaceDev is a leader in developing satellite and hybrid propulsion technology that is safe, low-cost and can be developed and deployed rapidly. As part of the SpaceShipOne team, SpaceDev provided critical hybrid rocket technology and key components to Scaled Composites for the rocket engines that propelled SpaceShipOne to capture the Ansari X-Prize. SpaceDev's first satellite, CHIPSat; was an experimental NASA satellite developed under contract with UC Berkeley. CHIPSat was successfully launched in January of 2003 and continues to function today, beyond its designed mission life of 12 months.

"This acquisition is a major milestone for SpaceDev because it combines the highly respected broad range of high tech space products of Starsys, with the high performance, low cost satellite, spacecraft and propulsion systems designed and produced by SpaceDev," said SpaceDev Founding Chairman and Chief Executive Officer Jim Benson. "The engineering capabilities and products of the two companies solidly compliment each other. SpaceDev is committed to implementing our private sector space program through rapid and profitable growth via both new business development and the acquisition of innovative and efficient space technology companies like Starsys."

Under the terms of the merger agreement, Starsys, a private Colorado corporation with headquarters in Boulder, will merge with and into a newly-created, wholly-owned subsidiary of SpaceDev. SpaceDev will pay approximately $9 million, which is broken down into $1.5 million in cash and $7.5 million SpaceDev common stock at the effective time of the merger, subject to adjustment as provided in the merger agreement. SpaceDev will also pay off at closing approximately $4.6 million of Starsys debt and forgive a $1.2 million loan from SpaceDev to Starsys. Following the merger, Starsys shareholders may also be entitled to receive, based on the achievement of certain performance criteria for each of the fiscal years ending December 31, 2005, 2006 and 2007, additional earnout consideration valued at up to approximately $19 million, with approximately $1 million in cash and $18 million in SpaceDev common stock. The number of shares issued will depend on both the achievement of the performance criteria and the prevailing stock price at the time of measurement. Current holders of Starsys common stock will become holders of SpaceDev common stock following the merger. The merger agreement is subject to a number of conditions including but not limited to the effectiveness of a registration statement for the stock to be issued and approval of the shareholders of SpaceDev and Starsys.

To facilitate growth following the closing, SpaceDev will contribute at least $2.5 million to Starsys' working capital through the end of 2006. Following the merger, Scott Tibbitts is expected to become a director and executive officer of SpaceDev. Robert Vacek is expected to remain the President of Starsys.

"All of us here at Starsys are excited about the statement this merger makes for our companies and our industry" said Starsys Founder and Chief Executive Officer Scott Tibbitts. "We believe that Starsys' mechanical systems capabilities, coupled with SpaceDev's experience in micro-satellites and affordable access to space, will provide unique, cost-effective solutions to our industry. SpaceDev is a company with vision, and we look forward to bringing our capabilities together to help make that vision a reality."

In 2004, SpaceDev recorded almost $5 million in revenues and Starsys recorded approximately $15 million in revenues. As of June 30, 2005, SpaceDev recorded its tenth consecutive quarter of revenue growth with approximately $3.7 million in revenue for the six-month period, and Starsys recorded approximately $11 million for the same six-months of 2005.

"This merger is an important and exciting opportunity for SpaceDev and Starsys," said SpaceDev President and Chief Financial Officer Richard Slansky. "We have analyzed this transaction carefully and believe that it will be accretive to the SpaceDev stockholders. Furthermore, if the Starsys stockholders achieve their earnout, we believe that the resulting dilution will be more than offset by the increase in shareholder value for all stockholders created by revenue and EBITDA growth."

ADDITIONAL  INFORMATION  AND  WHERE  TO  FIND  IT

SpaceDev will file a Form 8-K related to this transaction before date of this release and intends to file a registration statement on Form S-4 containing a joint proxy statement/prospectus in connection with the merger transaction involving SpaceDev and Starsys in the near future. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE FILINGS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents (when they become available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SpaceDev by contacting SpaceDev Investor Relations at (858) 375-2026.

ABOUT  SPACEDEV
SpaceDev (OTCBB: SPDV) creates and sells affordable and innovative high tech space products and solutions to government and commercial enterprises. SpaceDev's innovations include the design, manufacture, marketing and operation of sophisticated micro- and nano-satellites. SpaceDev designs and builds safe hybrid rocket motor propulsion systems for potential sub-orbital and orbital transportation systems including prospective missions for cargo and human space flight. Upon founding SpaceDev in 1997, Jim Benson started the trend of successful computer entrepreneurs moving into the space development arena. For more information, visit www.spacedev.com.
                           ----------------

ABOUT  STARSYS  RESEARCH  CORPORATION
Starsys Research Corporation is a design, engineering, and manufacturing company, headquartered in Boulder, Colorado, that provides mechanical systems to the aerospace industry. For more information about Starsys Research Corporation, visit www.starsys.com.

Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism and satisfaction with current prospects, as well as words such as "believe," "intends," "expects," "plans," "anticipates" and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward looking. Such forward-looking statements are not guarantees of performance and the company's actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include risks and uncertainties associated with the company's acquisition of Starsys, including possible integration problems and difficulties regarding the execution of the business plan for the combined companies; the ability of the company to raise additional capital on acceptable terms; market acceptance of the company's products; worldwide spending levels in the space industry; rescheduling or cancellation of customer orders or government contracts; general competition and price pressures in the marketplace; the company's ability to control costs and expenses; and general economic conditions. Reference is also made to other factors set forth in the company's filings with the Securities and Exchange Commission, including "Management's Discussion and Analysis" and other sections of the company's Form 10-KSB currently on file with the SEC. These forward-looking statements speak only as of the date of this release and the company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release.

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